Global Renewable Energy & Helios Joint Venture Addendum

THIS JOINT VENTURE AGREEMENT hereinafter (Agreement), made and entered into as of this "10th day of Oct. 2010, by and between "Helios/Tejas Vijay Sonavane " located at College-Gangapur Link Rd. Nasik Maharashtra, India hereinafter (Helios) and "Global Renewable Energy Systems Inc", located at 35 SE "C" Street, Suite G Madras Oregon 97741 hereinafter (GRES).

ARTICLE I

GENERAL PROVISIONS

1.01 Business Purpose. The business of the Joint Venture shall be as follows:
Renewable Energy Project Development, Technology Solutions, Acquisitions & Mergers, Domestic & International Business Transactions, Financial Services, Joint Ventures, and other standard types of transactions to benefit the joint venture long terms goals.

Addendum # 1

It's Resolve by Parties:

The herein joint venture partner's " Global Renewable Energy Systems, Inc" (GRES) and Helios & Helios Assembly of India partner's hereby agrees to accept the following terms and conditions set forth by GRES as good and valuable consideration to acquire from Helios & Helios Assembly of India the following "Bio Mass to Power Pilot Plant" herein after reference as "Romania" in accordance with its original executed joint venture by said parties dated (Oct. 10th, 2010) to deliver a clean energy bio mass power pilot plant to Romania, including its renewable energy system, technology and guarantee production system by Helios/ Helios Assembly including contractual agreement supported by the Romania government agencies on behalf of the original joint venture agreement.

It's further agreed that "Helios" and the manufacture upon payment according to the following terms and conditions set forth by "GRES" schedule herein; the manufacture and Helios will warrant & guarantee the delivery of pilot plant in full operational condition, including training, technical support and operational verification by the manufacturing company prior to final payment. Helios & Manufacturing Company warrants GRES said pilot plant will satisfy the Romania licensing, permitting, and other agencies, including validate the production and power outage of said pilot plant herein as a clean energy emission reduction system qualified for "Green Carbon Credits" through the Romania authority according to the agreement between Romania and Helios joint venture with GRES. (See Agreement Waste Treatment Plant)

The following Terms and Conditions Set Forth by the Parties Herein:

Total Project Cost & Manufacturing:	$ 1,000,000.00	USD Delivered to Romania Site Location
Down Payment Requirement:	$ 500,000.00	By means of GRES/TMSH Stock Credit
Second Installment Payment Due:	$ 150,000.00	on or before Jan. 15th, 2011
Third Installment Payment Due:	$ 200,000.00	on or before Feb.15th, 2011
Fourth Installment Payment Due:	$ 150,000.00	Upon Completion by manufacture

GRES under the above terms and conditions schedule or payment schedule agrees for the manufacturing and delivery of the plant to Romania site, including according to its original agreements regarding tipping

fees, green carbon credits, grid connection, PPA and waste treatment agreement. GRES/TMSH acquire or re-purchase the original 1-million shares of GRES/TMSH stock certificate issued to Helios for the advance down payment, including the credit collateral value herein; which re-purchase shall become effective upon delivery and operational certification of the plant to Romania; GRES/TMSH agrees to repurchase the depository shares herein from Helios India @ $ .50 cents per share on or before 60 to 90-days from date of delivery and completion of the certified operation and validation of the system in Romania.

Both parties further agree that upon the second stage manufacturing funding schedule, if said funding is delayed for uncontrollable events related to the addendum payment schedule herein or other agreements, authorization & validation to secure the funding or its certification of the value based on the long term economic revenue stream and waste treatment tipping fees & green energy certificates in accordance to the production agreement. All parties agree to extend this addendum for an additional time period from its original date, which delay or extension shall include but not limited to financing cost and GRES manufacturing Helios technology and plant certification documentation regarding size, type, and any other supporting data to validate the equipment and operation system through GRES to satisfy all contingency herein set forth on behalf of all concerned parties.

All parties herein agree this is a mutual agreement to agree and move forward with this addendum terms and conditions in accordance to the original GRES & Helios joint venture agreement.

Joint Venture and addendum herein by parties further understand that all and any terms and conditions set forth herein are subject to both parties approval and completion of financing schedule, including GRES approval of the validation by its board of directors regarding the above specified conditions to support this pilot plant venture; otherwise this addendum shall become null and void automatically by either party at the end of 90-days from date of execution; if anyone of the conditions are not accepted by GRES board or certification cannot be finalized by parties herein within its time line financing schedule shall be considered null and void; unless an extension has been granted by all parties to this addendum.

Executed this 22nd, day of Dec. 2010 by:

Doug Johnson/CEO
Global Renewable Energy Systems, Inc.
Madras, Oregon

Helios & Helios Assembly India
Tejas Vijay Sonavane/President

ROMANIA

CONSILIUL LOCAL AL MUNICIPIULUI OLTENITA

HOTARARE

privind concesionarea prin licitatie publica a unui teren in suprafata de 5.000 mp. apartinand domeniului privat al municipiului Oltenita, situat in municipiul Oltenita, trup C,UTR nr.15-Rampa ecologica,subzona platforma de gunoi, cu destinatia amplasare instalatie portabila "Helios 1000 kw"pentru incinerare deseuri industriale si menajere si obtinere de energie electrica din surse regenerabile.

CONSILIUL LOCAL AL MUNICIPIULUI OLTENITA, intrunit in sedinta ordinara astazi, 30.03.2010, Avand in vedere :

- raportul de specialitate nr.3762 /2010 al Directiei urbanism din cadrul Primariei Oltenita;
- avizele comisiilor de specialitate ale Consiliului local al municipiului Oltenita cuprinse in procesele verbale inregistrate sub nr. 6993, 6994, 6995, 6996 / 2010;
- prevederile H.C.L. nr.28/2010 privind trecerea unui teren in suprafata de 12,21 ha. situat in intravilanul municipiului Oltenita, trup C, UTR nr.15-Rampa ecologica,subzona platforma de gunoi,din domeniul public al municipiului Oltenita in domeniul privat;
- prevederile art.13,alin.(1) din Legea nr.50 / 1991 privind autorizarea executarii lucrarilor de constructii,republicata in 2004,cu modificarile si completarile ulterioare;
- prevederile O.G.R nr. 54/2006 privind regimul contractelor de concesiune a bunurilor proprietate publica;
- prevederile art.36 alin (2) lit."c" si alin (5), lit."b", din Legea nr. 215/2001 privind administratia publica locala, republicata in februarie 2007, cu modificarile si completarile ulterioare;

In temeiul art.45 alin (3) din Legea nr. 215/2001, privind administratia publica locala, republicata in februarie 2007, cu modificarile si completarile ulterioare,

HOTARASTE:

Art. 1. Se aproba "Studiul de oportunitate" privind concesionarea prin licitatie publica a unui teren in suprafata de 5.000 mp. apartinand domeniului privat al municipiului Oltenita, situat in municipiul Oltenita, trup C, UTR nr.15-Rampa ecologica,subzona platforma de gunoi cu destinatia amplasare instalatie portabila "Helios 1000 kw"pentru incinerare deseuri industriale si menajere si obtinere de energie electrica din surse regenerabile,conform anexei nr.1 ce face parte integranta din prezenta hotarare.

Art.2.Se aproba concesionarea prin licitatie publica a unui teren in suprafata de 5.000 mp. apartinand domeniului privat al municipiului Oltenita, situat in municipiul Oltenita, trup C, UTR nr.15-Rampa ecologica,subzona platforma de gunoi, cu destinatia amplasare instalatie portabila "Helios"pentru incinerare deseuri industriale si menajere si obtinere de energie electrica din surse regenerabile, identificat prin anexa nr.2, ce face parte integranta din prezenta hotarare.

Art. 3. Se aproba documentatia de atribuire a contractului de concesiune a terenului precizat la art.2 , in forma prevazuta in anexa nr.3 ce face parte integranta din prezenta hotarare

Art. 4. Durata concesiunii este de 15 ani cu posibilitati de prelungire in conditile legii.

Art.5. Pretul minim de pornire al licitatiei este echivalentul in lei la data efectuarii platii a sumei de 1,2 euro / mp / an.

Art.6. Primarul municipiului Oltenita, prin compartimentele de specialitate, va duce la indeplinire prevederile prezentei hotarari.

Art.7 Secretarul municipiului Oltenita va asigura comunicarea prezentei hotarari tuturor celor interesati.

PRESEDINTE DE SEDINTA

Nr. 28
Adoptata la Oltenita
Astazi 30. 03. 2010

Contrasemneaza,
Secretarul municipiului Oltenita